Exhibit 5.1



                 [Letterhead of Richards, Layton & Finger, P.A.]




                                   May 3, 2000




Charter Municipal Mortgage
  Acceptance Company
625 Madison Avenue
New York, NY  10022

                  Re:      Charter Municipal Mortgage Acceptance Company

Ladies and Gentlemen:

         We have acted as special Delaware counsel for Charter Municipal Mortgage Acceptance Company, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

         (a) The Certificate of Trust of the Trust, dated as of August 12, 1996 (the "Original Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 12, 1996;

         (b) The Trust Agreement of the Trust, dated as of August 12, 1996 (the "Original Trust Agreement"), between Related Capital Company ("Related"), as depositor, and the trustee of the Trust named therein;

         (c) The Certificate of Amendment to the Original Certificate, dated as of April 30, 1997 (the "Certificate of Amendment"), as filed in the office of the Secretary of State on April 30, 1997 (the Original Certificate as amended by the Certificate of Amendment being hereinafter referred to as the "Certificate");


950700.1

         (d) Amendment No. 1 to the Original Trust Agreement, dated as of April 30, 1997, between Related, as depositor, and the trustee of the Trust named therein;

         (e) The Amended and Restated Trust Agreement of the Trust, dated as of September 30, 1997 (the "Trust Agreement"), among the trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

         (f) The Amended and Restated By-Laws of the Trust (the "By-Laws");

         (g) A Secretary's Certificate, dated May 2, 2000, attaching a copy of a resolution passed at a March 15, 2000 Meeting of the Board of Trustees of the Trust (the "Resolution");

         (h) The Registration Statement of the Trust on Form S-3 pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), including a prospectus (the "Prospectus"), relating, inter alia, to the registration by the Trust of up to 1,000,000 Common Shares of the Trust representing undivided beneficial interests in the assets of the Trust (the "Trust Shares") to be issued from time to time in connection with the dividend reinvestment and share purchase plan (the "Plan"), as proposed to be filed by the Trust on or about May 3, 2000; and

         (i) A Certificate of Good Standing for the Trust, dated May 3, 2000, obtained from the Secretary of State.

         Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) that the Trust Agreement and the By-Laws constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and

950700.1
                                        2
that the Trust Agreement, the By-Laws and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that all of the documents examined by us have been duly authorized, executed and delivered by each of the parties thereto, (vi) the receipt by each Person to whom a Trust Share will be issued by the Trust (collectively, the "Shareholders") of a Trust Certificate for such Trust Share and giving of the consideration for such Trust Share acquired by it, in accordance with the Trust Agreement, the Resolution and the Plan, (vii) that the Trust Shares will be issued to the Shareholders in accordance with the Trust Agreement, the Resolution and the Plan, (viii) that, at the time of any issuance of Trust Shares, the Plan will be in effect and will not have been rescinded, (ix) that, after the issuance of the Trust Shares, the Trust will not have issued more than 50,000,000 Shares (as defined in the Trust Agreement), and (x) that the Resolution is the only resolution adopted by the Board of Trustees relating to the Plan. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act (12 Del. C.ss.3801, et seq.).

         2. The Trust Shares have been duly authorized by the Trust Agreement and the Resolution and, when issued in accordance with the Plan, will be validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

         3. The Shareholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note, however, that the Shareholders may be obligated to make payments as set forth in the Trust Agreement.


950700.1
                                        3

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.


                                         Very truly yours,

                                        /s/ Richards, Layton & Finger, P.A.


BJK/MKS

950700.1
                                        4